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                                                                    EXHIBIT 3.8

                                                                          PAGE 1

                                State of Delaware

                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "VALOR TELECOMMUNICATIONS, LD, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED ON THE SIXTEENTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.


3246410 8100H          [SEAL OF THE STATE OF DELAWARE]

001312546                           /s/ Edward J. Freel
                                    -------------------------------------------
                                    Edward J. Freel, Secretary of State

                                    AUTHENTICATION:  0508821

                                    DATE:  06-20-00
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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 09:06 AM 06/30/2003
                                                      FILED 09:00 AM 06/16/2000
                                                          001309230 - 3246410

                            CERTIFICATE OF FORMATION
                                       OF
                        VALOR TELECOMMUNICATIONS LD, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certified that:

      FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is Valor Telecommunications LD, LLC.

      SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, 19805.

      Executed on June 16, 2000            /s/ John B. Watkins
                                           ----------------------------------